EXHIBIT 99.1

TRUEBLUE’S PEOPLESCOUT ACQUIRES RPO BUSINESS FROM AON HEWITT
TACOMA, WA-Jan. 11, 2016-TrueBlue (NYSE:TBI), a global provider of specialized workforce solutions has, through its PeopleScout RPO (recruitment process outsourcing) group, acquired the RPO business of Aon Hewitt. This acquisition is a part of the One Global PeopleScout initiative to further position PeopleScout as the leading global RPO provider with more than $150 million in annual revenue and 300,000 annual full-time placements.

TrueBlue and Aon Hewitt also announced that they have established a long-term relationship to enable a connection between PeopleScout’s market-leading recruiting services firm and Aon Hewitt’s broader talent solutions in assessment, employee engagement, and people analytics.

“The need for sophisticated talent solutions is rising and this acquisition enables us to expand our global delivery capabilities,” said TrueBlue President and COO Patrick Beharelle. “Combining the strengths of PeopleScout with Aon Hewitt’s RPO solutions provides a tremendous growth opportunity for PeopleScout and its clients. We are also very excited about the broader relationship with Aon Hewitt and the incredible talent they bring to TrueBlue.”

Beharelle said Aon Hewitt’s 650 employees have joined PeopleScout to ensure a smooth transition and exceptional client service.

“We are proud to have built end-to-end recruiting administration capabilities and to have established a scalable RPO business with employees in the U.S., Canada, Poland, and India,“ said Aon Hewitt Chief Executive Officer Kristi Savacool. “PeopleScout has significant experience in the market and is well-positioned to invest in and build on these capabilities for the benefit of our clients. We continue to see talent acquisition as an important part of the talent value chain, and we look forward to working with PeopleScout to bring a broader set of talent solutions to our clients.”

“PeopleScout has developed decade-long relationships with clients by helping them solve their most critical talent challenges,” PeopleScout President Taryn Owen said. “PeopleScout and Aon Hewitt together have strong delivery capabilities and a client focus that complement one another.”

PeopleScout’s acquisition of Aon Hewitt’s RPO business advances its mission of solving complex hiring challenges around the globe with a dedicated and customized delivery model. Aon Hewitt’s RPO business joins the PeopleScout brand and expands PeopleScout’s solutions and scope. Owen continues to lead the company and the combined talent from both organizations. The PeopleScout global headquarters remains in Chicago, Ill., with Asia Pacific headquarters in Sydney, Australia.

About PeopleScout
PeopleScout, a TrueBlue company, is a trusted global recruitment process outsourcing (RPO) provider offering full-service support in nearly every industry and skill vertical. PeopleScout helps its clients make tens of thousands of hires annually and improves quality of hire for companies with exempt and non-exempt hiring needs worldwide.

Headquartered in Chicago, Ill., PeopleScout provides innovative RPO solutions including enterprise, full cycle, partial cycle and project RPO as well as Recruiter On-Demand™, a contract solution designed by PeopleScout.

PeopleScout is a leader in customer satisfaction, performance, and innovation. Its Higher Insights™ reporting and analytics program offers fully customized solutions, and its suite of services also includes employer branding, mobile optimization, sourcing, interviewing, candidate care, onboarding, and ATS and CRM/Talent Community.   PeopleScout has repeatedly been honored as an RPO industry leader, including 10 straight years on HRO Today’s RPO Baker’s Dozen where it was ranked #1 for breadth of service and #2 overall in 2015.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, workforce management, and RPO solutions. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects nearly 750,000 people to work each year. Learn more at www.trueblue.com.

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Contact:
Derrek Gafford, EVP & CFO
253-680-8214